Exhibit 99.2

LAZARD ANNOUNCES CASH TENDER OFFER FOR 3.625% SENIOR NOTES DUE 2027 OF LAZARD GROUP LLC
NEW YORK, July 28, 2025 – Lazard, Inc. (NYSE: LAZ) announced today that its subsidiary Lazard Group LLC (“Lazard Group”) is commencing a cash tender offer (the “Tender Offer”) for any and all of its outstanding 3.625% Senior Notes due March 1, 2027 (the “Notes”).
The Tender Offer is being made upon the terms and conditions in the Offer to Purchase dated July 28, 2025. The Tender Offer will expire at 5:00 p.m. (New York City time) on August 1, 2025, unless extended or terminated as described in the Offer to Purchase (such time and date, as they may be extended, the “Expiration Time”). Holders of the Notes are urged to carefully read the Offer to Purchase and Notice of Guaranteed Delivery before making any decision with respect to the Tender Offer.
The following table summarizes certain material terms of the Tender Offer:

Title of Security	CUSIP/ISIN Nos.	Principal Amount Outstanding	UST Reference Security	Bloomberg Reference Page	Fixed Spread (bps)
3.625% Senior Notes due 2027	52107QAH8 / US52107QAH83	$300,000,000	1.250% UST due November 30, 2026	FIT4	+30
In order to be eligible to receive the “Total Consideration,” holders must (i) validly tender their Notes on or prior to the Expiration Time or (ii) deliver a properly completed Notice of Guaranteed Delivery and all other required documents at or prior to the Expiration Time and validly tender their Notes at or prior to 5:00 p.m. (New York City time) on the second business day after the Expiration Time pursuant to guaranteed delivery procedures. The Total Consideration for each $1,000 principal amount of Notes validly tendered and not validly withdrawn will be determined in the manner described in the Offer to Purchase by reference to the fixed spread over the yield to maturity based on the bid side price of the UST Reference Security listed above, calculated by the Dealer Managers (as defined below) for the Tender Offer as of 2:00 p.m. (New York City time) on August 1, 2025, the date on which the Tender Offer is currently scheduled to expire. In addition to the Total Consideration, accrued and unpaid interest up to, but not including, the Settlement Date (as defined below) will be payable in cash on all validly tendered and accepted Notes. Interest will cease to accrue on the Settlement Date for all Notes accepted for purchase in the Tender Offer, including any such Notes tendered through guaranteed delivery procedures. As a result, Notes tendered through the guaranteed delivery procedures will not receive accrued interest from the Settlement Date through the Guaranteed Delivery Settlement Date, which is expected to be two business days after the Settlement Date.
Payment for Notes validly tendered in the Tender Offer and accepted by Lazard Group for purchase will be made on the date referred to as the “Settlement Date” or, in the case of Notes tendered through guaranteed delivery procedures, the “Guaranteed Delivery Settlement Date.” The Settlement Date is expected to occur on the next business day following the Expiration Time, and the Guaranteed Delivery Settlement Date is currently expected to occur on the third business day following the Expiration Time.
As described in the Offer to Purchase, tendered Notes may be withdrawn at any time on or prior to the earlier of (i) the Expiration Time and (ii) in the event that the Tender Offer is extended, the

10th business day after commencement of the Tender Offer; provided that Notes tendered pursuant to the Tender Offer may also be withdrawn at any time after the 60th business day after commencement of the Tender Offer if for any reason the Tender Offer has not been consummated within 60 business days of commencement.
The closing of the Tender Offer is subject to the satisfaction or waiver of certain conditions as set forth in the Offer to Purchase, including the condition that Lazard Group has received, on terms satisfactory to it, net proceeds from one or more offerings of senior unsecured notes after July 28, 2025 in an amount sufficient to fund (i) the purchase of all Notes accepted in the Tender Offer and (ii) all fees and expenses in connection with the Tender Offer.
Lazard Group reserves the right, subject to applicable law, to (i) waive any and all conditions to the Tender Offer, (ii) extend the Expiration Time, (iii) amend the Tender Offer in any respect (including, without limitation, to change the fixed spread), or (iv) terminate the Tender Offer on or prior to the Expiration Time and return the Notes tendered pursuant thereto, in each case by giving written or oral notice of such extension, amendment, or termination to Global Bondholder Services Corporation, the tender agent (in such capacity, the “Tender Agent”).
This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The Tender Offer is being made solely by means of the Offer to Purchase and Notice of Guaranteed Delivery dated July 28, 2025. The Tender Offer is void in all jurisdictions where it is prohibited. In those jurisdictions where the securities, blue sky, or other laws require the Tender Offer to be made by a licensed broker or dealer, the Tender Offer will be deemed to be made on behalf of Lazard Group by the Dealer Managers or one or more registered brokers or dealers licensed under the laws of such jurisdictions.
Citigroup Global Markets Inc. is acting as the lead dealer manager and Lazard Frères & Co. LLC is acting as co-dealer manager (together, the “Dealer Managers”) for the Tender Offer. Requests for documents may be directed to Global Bondholder Services Corporation, the information agent (in such capacity, the “Information Agent”), by telephone at (212) 430-3774, in writing at Attn: Corporate Actions, 65 Broadway—Suite 404, New York, New York 10006, or by email at contact@gbsc-usa.com. Copies of the Offer Documents are also available at the following website: https://www.gbsc-usa.com/lazard. Questions regarding the Tender Offer may be directed to Citigroup Global Markets Inc. by telephone at (800) 558-3745 (toll-free) or (212) 723-6106 (collect) or in writing at Attn: Liability Management Group, 388 Greenwich Street, Trading 4th Floor, New York, New York 10013. None of Lazard Group or its affiliates, their respective boards of directors, the Dealer Managers, the Tender Agent, the Information Agent, or the trustee for the Notes makes any recommendation as to whether holders should tender any of their Notes. Holders must make their own decision as to whether to tender any of their Notes and, if so, the principal amount of their Notes to tender.
About Lazard
Founded in 1848, Lazard is one of the world’s preeminent financial advisory and asset management firms, with operations in North and South America, Europe, the Middle East, Asia, and Australia. Lazard provides advice on mergers and acquisitions, capital markets and capital solutions, restructuring and liability management, geopolitics, and other strategic matters, as well as asset management and investment solutions to institutions, corporations, governments, partnerships, family offices, and high net worth individuals.

Cautionary Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” “pipeline,” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies, business plans and initiatives and anticipated trends in our business. These forward-looking statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements.
These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also discussed from time to time in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including the following:
•Adverse general economic conditions or adverse conditions in global or regional financial markets;
•Changes in international trade policies and practices, including the implementation of tariffs, proposed further tariffs, and responses from other jurisdictions, and the economic impacts, volatility and uncertainty resulting therefrom;
•A decline in our revenues, for example due to a decline in overall mergers and acquisitions (“M&A”) activity, our share of the M&A market or our assets under management (“AUM”);
•Losses caused by financial or other problems experienced by third parties;
•Losses due to unidentified or unanticipated risks;
•A lack of liquidity, i.e., ready access to funds, for use in our businesses;
•Competitive pressure on our businesses and on our ability to retain and attract employees at current compensation levels; and
•Changes in relevant tax laws, regulations or treaties or an adverse interpretation of those items.
These risks and uncertainties are not exhaustive. Our SEC reports describe additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

As a result, there can be no assurance that the forward-looking statements included in this release will prove to be accurate or correct. Although we believe the statements reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, achievements or events. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this release to conform our prior statements to actual results or revised expectations and we do not intend to do so.
Lazard, Inc. is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites, and other social media sites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of AUM in various mutual funds, hedge funds and other investment products managed by Lazard Asset Management LLC and Lazard Frères Gestion SAS.
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LAZ-CPE

Media contact:	Investor contact:
Shannon Houston, +1 212 632 6880	Alexandra Deignan, +1 212 632 6886
shannon.houston@lazard.com	alexandra.deignan@lazard.com